CASTLIGHT HEALTH, INC. SC TO-T

Exhibit 99(b)(1)

January 4, 2022

To: Vera Whole Health, Inc.

1201 Second Ave, Suite 1400

Seattle, WA 98101

Commitment Letter (the “Commitment Letter”)

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among, Vera Whole Health, Inc., a Delaware corporation (“Parent”), Carbon Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Carbon, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

1.

If and only if (a) all Offer Conditions have been satisfied or waived, (b) all conditions set forth in Section 7.1 of the Merger Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions) and the Closing is required to occur pursuant to Section 2.6 of the Merger Agreement, the undersigned (the “Investor”) hereby agrees that, at and subject to the simultaneous consummation of the Closing, it will contribute, or cause to be contributed to Parent (directly, or indirectly through one or more parent companies of Parent, or otherwise), an aggregate amount, in cash in immediately available funds, of $338,000,000 (such amount, the “Equity Commitment”), which Equity Commitment shall be used by Parent to pay the Required Amounts, in each case, on the terms and subject to the conditions of the Merger Agreement and not for any other purpose; provided that, (i) the Investor shall not, under any circumstances, be obligated to contribute to Parent more than the Equity Commitment and (ii) the Equity Commitment may be reduced by any other equity contributions made to Parent (or any of its direct or indirect parent entities) for such purpose on or after the date hereof and prior to or at the Closing; provided, further, that (x) any such reduction will occur concurrently with, and will be conditioned on the consummation of, the Closing and (y) in no event may the Equity Commitment be reduced in a manner that would adversely affect, impair, prevent or delay the consummation of the Transactions.

2.

The Investor’s obligation to fund the Equity Commitment will terminate automatically and immediately upon the earliest to occur of (a) the consummation of the Closing and the payment by Parent of the Required Amounts in accordance with the Merger Agreement, (b) termination of the Merger Agreement in accordance with its terms, or (c) the assertion in writing or filing, directly or indirectly, of a claim or Legal Proceeding (in either case, whether at law or in equity, in tort, contract or otherwise) by the Company or any of its Affiliates or any of their respective members, managers, officers, directors, agents, attorneys or other representatives (“Representatives”) on behalf of, and at the direction of, the Company, under or in respect of the Merger Agreement or the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to have been made in connection herewith or therewith) against Parent, Merger Sub, the Investor or any Investor/Parent Affiliates, other than a Permitted Claim (in each case solely to the extent permitted by and subject to the terms and conditions of the Merger Agreement and this Commitment Letter). When used herein, a “Permitted Claim” means a claim or Legal Proceeding by the Company (i) against the Investor to enforce the Investor’s obligation to fund the Equity Commitment in accordance with the terms of Section 3 of this Commitment Letter or (ii) against Parent or Merger Sub under the Merger Agreement in accordance with and subject to the terms and conditions thereof.

3.

This Commitment Letter shall be binding solely on the Investor and inure solely to the benefit of Parent, and nothing set forth in this Commitment Letter (other than as set forth in this Section 3 and Section 4) shall be construed to confer upon or give to any Person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Equity Commitment or any other provisions of this Commitment Letter; provided, however, that, upon the terms and subject to the conditions of the Merger Agreement, the Company is hereby expressly made a third party beneficiary of the rights granted Parent hereby only for the purpose of seeking specific performance of Parent’s right to cause the Equity Commitment to be funded, or of Investor’s obligation to fund the Equity Commitment, under Section 1 of this Commitment Letter (solely to the extent that Parent can enforce the Equity Commitment pursuant to the terms hereof), and for no other purpose (including, without limitation, any claim for monetary damages hereunder). The Investor accordingly agrees, subject in all respects to Section 9.8(b) of the Merger Agreement, not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Investor further agrees that the Company shall not be required to post a bond or undertaking in connection with seeking such order or injunction in accordance with the terms of Section 9.8(b) of the Merger Agreement. Parent’s creditors shall have no right to enforce this Commitment Letter or to cause Parent to enforce this Commitment Letter and, except as set forth in this Section 3 with respect to the Company and Sections 5 and 6 this Commitment Letter with respect to the Investor/Parent Affiliates, no Person that is not a party to this Commitment Letter is a beneficiary or has any rights under this Commitment Letter.

4.

The Investor may assign all or a portion of its obligations to fund the Equity Commitment to any co-investor, any Affiliate, any fund managed or otherwise controlled by or under common control with the Investor or any other Person; provided, however that any such assignment shall not relieve the Investor of its obligations hereunder unless and to the extent actually performed. Parent may not assign any of its rights or obligations set forth herein without the prior written consent of the Company and the Investor.

5.

Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Investor may be a limited partnership or limited liability company, Parent, by its acceptance of the benefits of this Commitment Letter, covenants, agrees and acknowledges that no Person other than the Investor shall have any obligation under this Commitment Letter and no Permitted Claim may be asserted against any other Person other than as expressly set forth in the last sentence of Section 2 of this Commitment Letter. Accordingly, Parent agrees that, except as set forth in the immediately preceding sentence, it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, member, general or limited partner, manager, assignee, equityholder or employee of the Investor (or any of their successors or permitted assignees), or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, assignee, general or limited partner, equityholder, manager or member (or any of their successors or permitted assigns) of any of the foregoing (each, an “Investor/Parent Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim or Legal Proceeding, by virtue of any Law, or otherwise. The parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor/Parent Affiliate (other than Investor, the Company or CD&R LLC with respect to any applicable Permitted Claim as set forth in the last sentence of Section 2 of this Commitment Letter), as such, for any obligations of the Investor under this Commitment Letter or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether at law or in equity, in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

6.

Parent (i) further agrees that neither it nor any of its Affiliates shall have any right of recovery against the Investor or any Investor/Parent Affiliate, whether by piercing of the corporate veil, by a claim on behalf of Parent against the Investor or any Investor/Parent Affiliate, or otherwise, except for Parent’s right to be funded by the Investor under and to the extent provided in this Commitment Letter and subject to the terms and conditions hereof and of the Merger Agreement and (ii) hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any Legal Proceeding or bring any other claim (whether at law or in equity, in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against the Investor or any Investor/Parent Affiliate, except for Parent’s right to be funded by the Investor under and to the extent provided in this Commitment Letter and subject to the terms and conditions hereof and of the Merger Agreement.

7.

Each party hereto hereby represents and warrants, with respect to itself, to each other party that (a) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation; (b) it has all necessary power and authority to execute, deliver and perform this Commitment Letter in accordance with the terms hereof; (c) the execution, delivery and performance of this Commitment Letter have been duly authorized by all necessary action and do not conflict with, contravene or result in any default, breach, violation or infringement (with or without notice or lapse of time or both) of any provision of such party’s charter, partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order or judgment; and (d) this Commitment Letter constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law). The Investor hereby represents and warrants to Parent that it has and will have (x) the financial capacity to pay and perform its obligations under this Commitment Letter and (y) all funds necessary for it to fulfill its obligations hereunder, in each case for so long as this Commitment Letter shall remain in effect in accordance with Section 2 of this Commitment Letter.

8.

This Commitment Letter may be executed in any number of counterparts (including counterparts transmitted via facsimile or in .pdf or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. In addition, facsimile or PDF signatures of authorized signatories of any party shall be valid and binding and delivery of a facsimile or PDF signature by any party shall constitute due execution and delivery of this Commitment Letter.

9.

This Commitment Letter, and any Legal Proceeding arising out of or in respect of this Commitment Letter, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Each of the parties hereto: (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Commitment Letter, for and on behalf of itself or any of its properties or assets, in such manner as may be permitted by applicable Law, and nothing in this Section 9 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Commitment Letter or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Commitment Letter or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Commitment Letter or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

10.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS COMMITMENT LETTER, OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.

This Commitment Letter shall be treated as confidential and is being provided to Parent (and made available to the Company and its Representatives) solely in connection with the transactions contemplated by the Merger Agreement. This Commitment Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Investor; provided that no such written consent shall be required for disclosures by Parent to its Representatives, so long as such Persons agree to keep such information confidential; provided, further, that Parent and/or the Company may disclose such information to the extent required by law, the applicable rules of any national securities exchange, in connection with any U.S. Securities and Exchange Commission filings relating to the transactions contemplated by the Merger Agreement or pursuant to any Legal Proceeding for a Permitted Claim.

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CLAYTON, DUBILIER & RICE FUND XI, L.P.

By:	CD&R Associates XI, L.P.
Its:	General Partner

By:	CD&R Investment Associates XI, L.P.
Its:	General Partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

[Signature Page to Commitment Letter]

Accepted and Agreed to as of the date written above

VERA WHOLE HEALTH, INC.

By:	/s/ Ryan Schmid
Name:	Ryan Schmid
Title:	President and Chief Executive Officer

[Signature Page to Commitment Letter]